UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

11/29/2005

Date of Report (Date of earliest event reported)

SAFECO CORPORATION

(Exact name of registrant as specified in Charter)

WASHINGTON	1-6563	91-0742146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Safeco Plaza, Seattle, Washington	98185
(Address of principal executive officers)	(Zip Code)

(206) 545-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 29, 2005, Phyllis Campbell, who has served on Safeco’s Board of Directors since 1994, submitted her resignation as a director effective December 1, 2005. The Board of Directors accepted her resignation at its meeting on December 1, 2005 and pursuant to Safeco’s bylaws reduced the size of the board to 11. Safeco has no disagreement with Ms. Campbell. In recognition of her years of excellent service to Safeco, the board accelerated the vesting on 2,500 restricted stock rights previously awarded to her for her board service.

Item 8.01	Other Events

On December 1, 2005, Safeco’s Board of Directors authorized an increase in the company’s share repurchase authorization to 10 million shares, including shares that remain available for repurchase under previously approved programs. The current authorization is equal to 8.1 percent of Safeco’s shares outstanding at October 31, 2005.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1    Press release “Safeco Announces Share Repurchase Program” dated December 2, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SAFECO CORPORATION Registrant

Dated: December 5, 2005	/s/ Charles F. Horne, Jr.
Charles F. Horne, Jr.
Senior Vice President and Controller